EXHIBIT 99.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

      We hereby consent to the use in the annual report on Form 10-KSB for Organetix, Inc. f/k/a Diamond International, Inc. ("Company"), dated on or about April 13, 2004, relating to the financial statements of the Company for the period ending September 30, 2003 and to the reference to our Firm under the Item entitled "Changes In and Disagreements with Accountants on Accounting and Financial Disclosure" in the report.


                                    /S/ WEISBERG, MOLE, KRANTZ & GOLDFARB LLP
                                    --------------------------------------------
                                    WEISBERG, MOLE, KRANTZ & GOLDFARB LLP

Hicksville, New York
April 13, 2004